Exhibit 99.2

11500 Ash Street

Leawood, Kansas 66211

April 24, 2019

Lease Accounting Update

Supplemental Non-GAAP and Pro Forma Financial Information

Financial Information

Reconciliations and definitions of non-GAAP financial measures (Adjusted EBITDA, Adjusted EBITDAR and Net Debt amounts) included in Exhibit 99.1 Lease Accounting Update are provided in the financial schedules included below and available at http://investor.amctheatres.com.

Additional information detailing select unaudited pro forma financial data for the year ended December 31, 2016 and December 31, 2017 included in Exhibit 99.1 Lease Accounting Update is included below and is available in the investor relations section of AMC’s website located at http://investor.amctheatres.com and furnished with the SEC on Form 8-K dated February 28, 2019 and March 1, 2018. The Company believes the pro forma information provides a more comparable view of its results relative to prior periods.

Website Information

This Supplemental Financial Information, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, www.investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit www.investor.amctheatres.com to sign up for E-mail Alerts.

(tables follow)

The following table sets forth a reconciliation of net earnings (loss) to Adjusted EBITDA and Adjusted EBITDAR:

(dollars in millions) (unaudited)

	Year Ended
	Historical	Pro Forma	Pro Forma
	December 31, 2018	December 31, 2017	December 31, 2016
Net earnings (loss)	$110.1	$(455.4)	$(15.2)
Plus:
Income tax provision (benefit)	13.6	162.1	1.9
Interest expense	342.3	284.5	292.9
Depreciation and amortization	537.8	544.9	505.0
Impairment of long-lived assets	13.8	43.6	10.4
Certain operating expenses (3)	24.0	23.4	23.0
Equity in (earnings) loss of non-consolidated entities (4)	(86.7)	183.4	(58.1)
Cash distributions from non-consolidated entities (5)	35.2	45.4	40.1
Attributable EBITDA (6)	7.3	5.3	6.4
Investment income	(6.2)	(22.5)	(9.6)
Other expense (income) (7)	(108.2)	(1.3)	90.8
General and administrative expense—unallocated:
Merger, acquisition and transaction costs (8)	31.3	24.5	1.7
Stock-based compensation expense (9)	14.9	5.7	14.6
Adjusted EBITDA (1)	$929.2	$843.6	$903.9
Rent	797.8	800.3	796.4
Adjusted EBITDAR (2)	$1,727.0	$1,643.9	$1,700.3

1)

We present Adjusted EBITDA as a supplemental measure of our performance.  We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in international markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  Adjusted EBITDA is a non-U.S. GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example,

Adjusted EBITDA:

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	excludes income tax payments that represent a reduction in cash available to us;

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•	does not reflect the impact of divestitures that were required in connection with recently completed acquisitions.

2)

We define Adjusted  EBITDAR as Adjusted EBITDA plus Rent.  Adjusted EBITDAR is not a substitute for, or more meaningful than, net income (loss) or cash flows from operating activities or any other measure prescribed by GAAP.   Adjusted EBITDAR is presented for limited purposes solely as a valuation metric used to estimate the Company’s total enterprise value and should not be viewed as a measure of overall performance because it excludes rent, which is a normal, recurring cash operating expense that is necessary to operate our business. For the foregoing reason, Adjusted EBITDAR has significant limitations which affect its use as an indicator of our profitability. Accordingly, you are cautioned not to place undue reliance on this information. Additionally, other companies may define Adjusted EBITDAR differently than the Company does, and as a result, it may be difficult to use Adjusted EBITDAR or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to its performance. Because of these limitations, Adjusted EBITDAR should not be considered a measure of the income generated by the Company’s business or discretionary cash available to it to invest in the growth of its business.

3)

Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens including the related accretion of interest, non-cash deferred digital equipment rent expense, and disposition of assets and other non-operating gains or losses included in operating expenses. The Company has excluded these items as they are non-cash in nature, include components of interest cost for the time value of money or are non-operating in nature.

4)

During the year ended December 31, 2018, we recorded equity in earnings related to our sale of all remaining NCM units of $28.9 million and a gain of $30.1 million related to the Screenvision merger. Equity in loss of non-consolidated entities also includes loss on the surrender (disposition) of a portion of our investment in NCM of $1.1 million during the year ended December 31, 2018. Equity in (earnings) loss of non-consolidated entities includes a lower of carrying value or fair value impairment loss of the held-for sale portion of our investment in NCM of $16.0 million for the year ended December 31, 2018.

Equity in (earnings) losses of non-consolidated entities includes an impairment of the Company’s investment in NCM of $204.5 million for the year ended December 31, 2017. The impairment charge reflects recording our units and shares at the publicly quoted per share price on June 30, 2017 of $7.42 based on the company’s determination that the decline in the price per share during the quarter was other than temporary. Equity in (earnings) loss of non-consolidated entities includes loss on the sale of a portion of the Company’s investment in NCM of $22.2 million during the year ended December 31, 2017.

5)

Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. The Company believes including cash distributions is an appropriate reflection of the contribution of these investments to its operations.

6)

Attributable EBITDA includes the EBITDA from minority equity investments in theatre operators in certain international markets. See below for a reconciliation of the Company’s equity (earnings) loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where the Company holds a significant market share, the Company believes attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. The Company also provides services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program. As these investments relate only to our Nordic acquisition, the second quarter of 2017 represents the first time the Company has made this adjustment and does not impact prior historical presentations of Adjusted EBITDA.

Reconciliation of Attributable EBITDA (Unaudited)

	Historical	Pro Forma	Pro Forma
	Year Ended	Year Ended	Year Ended
	December 31, 2018	December 31, 2017	December 31, 2016
Equity in (earnings) loss of non-consolidated entities	$(86.7)	$(58.1)	$183.4
Less:
Equity in (earnings) loss of non-consolidated entities excluding international theatre JV's	(81.9)	(54.5)	186.7
Equity in earnings (loss) of International theatre JV's	4.8	3.6	3.3
Income tax provision	0.4	0.7	0.1
Investment income	(0.5)	(0.4)	(0.1)
Interest expense	—	0.1	—
Depreciation and amortization	2.6	2.4	2.0
Attributable EBITDA	$7.3	$6.4	$5.3

7)

Other expense (income) for the quarter and year ended December 31, 2018 includes financing losses and financing related foreign currency transaction losses. During the quarter and year ended December 31, 2018, we recorded a gain of $165.5 million and $111.4 million, respectively, as a result of a decrease in fair value of our derivative liability and an increase in fair value of our derivative asset for the Convertible Notes due 2024.

8)	Merger, acquisition and transition costs are excluded as they are non-operating in nature.

9)	Stock-based compensation expense is non-cash or non-recurring expense included in General and Administrative: Other.

AMC Entertainment Holdings, Inc.

Consolidated Statement of Operations

Year Ended
(in millions, except share and per share amounts)	December 31, 2018
Revenues
Admissions	$3,385.0
Food and beverage	1,671.5
Other theatre	404.3
Total revenues	5,460.8
Operating costs and expenses
Film exhibition costs	1,710.2
Food and beverage costs	270.9
Operating expense, excluding depreciation and amortization below	1,654.7
Rent	797.8
General and administrative:
Merger, acquisition and transaction costs	31.3
Other, excluding depreciation and amortization below	179.3
Depreciation and amortization	537.8
Impairment of long-lived assets	13.8
Operating costs and expenses	5,195.8
Operating income	265.0
Other expense (income):
Other income	(108.1)
Interest expense:
Corporate borrowings	262.3
Capital and financing lease obligations	38.5
Non-cash NCM exhibitor services agreement	41.5
Equity in earnings of non-consolidated entities	(86.7)
Investment income	(6.2)
Total other expense	141.3
Earnings before income taxes	123.7
Income tax provision	13.6
Net earnings	$110.1
Earnings per share:
Basic	$0.91
Diluted	$0.41
Average shares outstanding:
Basic (in thousands)	120,621
Diluted (in thousands)	130,105

The following table sets forth a reconciliation of Net Debt:

(dollars in millions) (unaudited)

	Year Ended
	Historical	Pro Forma	Pro Forma
	December 31, 2018	December 31, 2017	December 31, 2016
Corporate borrowings	$4,722.9	$4,235.3	$3,761.0
Capital and financing lease obligations	560.3	651.4	675.4
Debt issuance costs included in corporate borrowings	104.4	103.7	82.8
Net discounts (premiums) included in corporate borrowings	64.4	(26.8)	(9.4)
Derivative liability included in corporate borrowings	(24.0)	-	-
cash	(313.3)	(310.0)	(207.1)
Net Debt (1)	$5,114.7	$4,653.6	$4,302.7

(1)

We present Net Debt as a supplemental measure for purposes of estimating total enterprise value. We define Net Debt as Corporate borrowings plus capital and financing lease obligations, debt issuance costs for corporate borrowings, discounts (premiums) for corporate borrowings less the derivative liability related to the senior unsecured convertible notes due 2024 less cash.

Definition of Adjusted Free Cashflow

Adjusted Free Cash Flow is a non-GAAP financial measure and is defined as (i) cash flow from operations, plus (ii) merger and acquisition expenses, less (iii) maintenance capital expenditures, less (iv) landlord contributions.

ASC 842 Adjustments: Income Statement

	Three Months	Three Months	Three Months	Three Months	Year
	Ended	Ended	Ended	Ended	Ended
(In millions)	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
Rent Expense:
Cash rent expense legacy FLO's	$22.4	$22.1	$21.4	$21.2	$87.1
Deferred rent from deferred gain amortization	1.3	1.3	1.8	1.8	6.2
subtotal Adjusted EBITDA Impact	23.7	23.4	23.2	23.0	93.3
Non-cash Rent Expense-Purchase Accounting	9.9	9.7	9.5	9.4	38.5
Rent Expense	33.6	33.1	32.7	32.4	131.8

Depreciation & Amortization:
Non-Cash Rent Expense-Purchase Accounting	(3.7)	(3.5)	(3.4)	(3.3)	(13.9)
FLO building asset depreciation	(24.4)	(23.6)	(23.1)	(20.7)	(91.8)
Depreciation & Amortization	(28.1)	(27.1)	(26.5)	(24.0)	(105.7)

Interest Expense:
FLO interest expense	(7.8)	(7.7)	(7.1)	(6.9)	(29.5)
Interest Expense	(7.8)	(7.7)	(7.1)	(6.9)	(29.5)

Net income impact	$2.3	$1.7	$0.9	$(1.5)	$3.4

ASC 842 Adjustments: Cash Flow Statement

	Three Months	Three Months	Three Months	Three Months	Year
	Ended	Ended	Ended	Ended	Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
Cash Flow Used In Operating Activities	$(14.6)	$(14.4)	$(14.3)	$(14.3)	$(57.6)
Cash Flow Provided by Financing Activities	14.6	14.4	14.3	14.3	57.6
Change in Cash	$-	$-	$-	$-	$-

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of AMC Entertainment Holdings, Inc. (“AMC”  or the “Company”) is presented to illustrate the estimated effects of (i) the acquisition of Nordic Cinema Group Holdings AB (“Nordic or the “Nordic Acquisition”); (ii) the issuance of $475,000,000 aggregate principal amount of 6.125% Senior Subordinated Notes due 2027 and £250,000,000 aggregate principal amount of 6.375% Senior Subordinated Notes due 2024 used to fund the Nordic Acquisition (clauses (ii), referred to as the “Financings”); (iii) the issuance of 20,330,874 shares ($640,423,000 at an offering price of $31.50 per share of the Company’s Class A Common Stock to repay the $350,000,000 aggregate principal amount of Bridge Loans incurred to partially finance the Carmike acquisition and for general and corporate purposes (the “2017 Equity Offering”) and (iv) the settlement the Company entered into with the United States Department of Justice, pursuant to which the Company agreed to divest theatres in 15 local markets where it has an overlap with Carmike (the “Theatre Divestitures”).

The pro forma financial information is based in part on certain assumptions regarding the foregoing transactions that we believe are factually supportable and expected to have a  continuing impact on our consolidated results. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the year ended December 31, 2016, combine the historical consolidated statements of operations of the Company and Nordic, giving effect to the Nordic Acquisition, the Financings, the Theatre Divestitures and the 2017 Equity Offering as if they had been completed on January 1, 2017. The historical consolidated financial information for Nordic has been adjusted to comply with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The classification of certain items by Nordic under International Financial Reporting Standards (“IFRS”) has been modified in order to align with the presentation used by the Company under U.S. GAAP. In addition to the U.S. GAAP adjustments and the reclassifications, amounts for Nordic have also been translated to U.S. dollars.

The unaudited pro forma condensed combined financial information has been prepared by the Company, as the acquirer, using the acquisition method of accounting in accordance with U.S. GAAP. The acquisition method of accounting is dependent upon certain valuation and other studies that have yet to commence or progress to  a stage where there is sufficient information for a definitive measurement. The assets and liabilities of Nordic have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on information that is currently available. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

The unaudited pro forma condensed combined financial information does not purport to represent the actual results of operations that the Company and Nordic would have achieved had the companies been combined during the periods presented in the unaudited pro forma condensed combined financial statements and is not intended to project the future results of operations that the combined company may achieve after the Nordic Acquisition. The unaudited pro forma condensed combined financial information does not reflect any potential cost savings that may be realized as a result of the Nordic Acquisition and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings. No historical transactions between Nordic and the Company during the periods presented in the unaudited pro forma condensed combined financial statements have been identified at this time.

The unaudited pro forma condensed combined financial information does not give effect to the settlement we entered into with the United States Department of Justice, pursuant to which we agreed to divest most of our holdings and relinquish all of our governance rights in NCM, our joint venture for cinema screen advertising, and (ii) agreed to transfer 24 theatres with a  total of 384 screens to the network of Screenvision LLC, the cinema screen advertising business in which Carmike participates.

The Company previously filed unaudited pro forma condensed combined statements of operations in its 8-K/A on March 13, 2017,  Form 8-K on August 1, 2017,  August 4, 2017, and  November 6, 2017 and Form 8-K/A on December 4, 2017 and has updated Note 5 from the previously file 8-K/A and 8-K to include the pro forma impacts of the Nordic Acquisition, the Nordic Financing and the Theatre Divestitures for 2017.

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2016

(dollars in thousands)

	AMC	Odeon	Carmike	Carmike	Nordic
	Historical	Historical	Historical	Historical	Historical
	Year Ended	Eleven Months Ended	Nine Months Ended	81 Days Ended	Year Ended	Pro Forma		AMC
	December 31, 2016	November 30, 2016	September 30, 2016	December 20, 2016	December 31, 2016	Adjustments		Pro Forma
Note (5)
Revenues	$3,235,846	$961,919	$620,592	$149,668	$360,531	(1,167)	(d)	$5,256,450
						(11,709)	(d)
						(23,583)	(e)
						(35,647)	(e)
Cost of operations	2,105,124	625,374	423,744	108,647	232,011	(14,922)	(e)	3,455,848
						(24,130)	(e)
Rent	505,463	155,175	79,381	22,308	39,286	9,101	(d)	796,292
						3,835	(d)
						(4,880)	(d)
						550	(d)
						(2,780)	(d)
						(4,451)	(e)
						(6,696)	(e)
General and administrative:
Merger, acquisition and transaction costs	47,895	14,145	14,453	35,515	96	(46,353)	(b)	1,716
						(13,971)	(b)
						(49,968)	(b)
						(96)	(b)
Other	90,719	43,183	22,269	11,132	18,859	(1,144)	(d)	185,018
Depreciation and amortization	268,243	84,321	45,594	13,003	20,046	35,035	(d)	505,009
						33,461	(d)
						9,288	(d)
						(2,487)	(e)
						(1,495)	(e)
Impairment of long-lived assets	5,544	823	2,669	—	1,322	—		10,358
Operating costs and expenses	3,022,988	923,021	588,110	190,605	311,620	(82,103)		4,954,241
Operating income	212,858	38,898	32,482	(40,937)	48,911	9,997		302,209
Other expense (income)	(446)	87,976	—	—	—	2,821	(d)	90,351
Interest expense	121,537	174,302	37,131	11,707	33,519	(144,846)	(a)	292,876
						74,693	(a)
						6,932	(a)
						(34,733)	(a)
						30,755	(a)
						(907)	(a)
						(9,284)	(d)

						(48,838)	(d)
						11,320	(d)
						12,016	(d)
						(33,159)	(d)
						30,508	(d)
						20,879	(d)
						(656)	(e)
Equity in (earnings) loss of non-consolidated entities	(47,718)	434	(3,358)	(1,305)	(6,131)	—		(58,078)
Investment (income) expense	(10,154)	—	—	—	9,381	(8,851)	(d)	(9,624)
Total other expense	63,219	262,712	33,773	10,402	36,769	(91,350)		315,525
Earnings (loss) before income taxes	149,639	(223,814)	(1,291)	(51,339)	12,142	101,347		(13,316)
Income tax provision (benefit)	37,972	1,784	(500)	(14,206)	4,328	(17,269)	(c)	1,890
						(10,219)	(d)
Net earnings (loss)	$111,667	$(225,598)	$(791)	(37,133)	$7,814	$128,835		$(15,206)

AMC ENTERTAINMENT HOLDINGS, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2017

(dollars in thousands)

	AMC	Nordic
	Historical	Historical
	Year Ended	Year Ended	Pro Forma		AMC
	December 31, 2017	December 31, 2017	Adjustments		Pro Forma
			Note (5)
Revenues	$5,079,212	$94,850	$(2,544)	(e)	$5,156,008
			32	(c)
			(6,782)	(d)
			(8,760)	(d)

Cost of operations	3,404,393	59,418	(2,030)	(e)	3,454,329
			(965)	(d)
			(6,487)	(d)
Rent	794,364	9,562	(446)	(e)	800,284
			39	(c)
			(652)	(c)
			(1,080)	(d)
			(1,503)	(d)
General and administrative:
Merger, acquisition and transaction costs	62,963	3,162	(4,379)	(a)	24,477
			(33,840)	(a)
			(3,429)	(a)
Other	133,413	4,553	(52)	(e)	137,914
Depreciation and amortization	538,649	4,919	(172)	(e)	544,928
			2,107	(c)
			(226)	(d)
			(349)	(d)
Impairment of long-lived assets	43,621	—	—		43,621
Operating costs and expenses	4,977,403	81,614	(53,464)		5,005,553
Operating income	101,809	13,236	35,410		150,455
Other expense (income)	(1,718)	—	—		(1,718)

Interest expense	273,964	15,033	(69)	(e)	284,467
			(14,886)	(c)
			6,441	(c)
			4,032	(c)
			(48)	(d)
Equity in (earnings) loss of non-consolidated entities	185,241	(1,813)	—		183,428
Investment income	(22,562)	(45)	116	(c)	(22,491)
Total other expense	434,925	13,175	(4,414)		443,686
Earnings (loss) before income taxes	(333,116)	61	39,824		(293,231)
Income tax provision (benefit)	154,075	1,180	9,760	(b)	162,139
			(2,928)	(c)
			52	(e)
Net earnings (loss)	$(487,191)	$(1,119)	$32,940		$(455,370)

5. Pro Forma Adjustments (dollars in thousands)

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the Nordic acquisition, the Financings, the Theatre Divestitures and the 2017 Equity Offering were completed on January 1, 2016 for statement of operations purposes.

(a)

Adjustments to interest expense and other expense have been made to reflect the elimination of the Odeon Shareholder Loans due 2019 and refinancing of the Odeon 9% Senior Secured Note GBP due 2018 and the Floating Rate Senior Secured Note due 2018 as follows:

	Year Ended	Year Ended
	December 31, 2016	December 31, 2017
Eliminate historical interest expense for amounts extinguished for Odeon Indebtedness	$(144,846)	$—
Cash interest on new indebtedness incurred	$74,693	—
Amortization of deferred charges on new indebtedness incurred	6,932	—
Eliminate historical interest on Term Loans due 2022	(34,733)	—
Interest on Term Loans due 2022 based on amended pricing	30,755	—
Eliminate historical interest on bridge loan	(907)	—

(b)

Adjustment to remove the non-recurring direct incremental costs of the Odeon acquisition, the Carmike acquisition and the Nordic Acquisition which are reflected in the historical financial statements of the Company, Odeon, Carmike and Nordic.

	Year Ended	Year Ended
	December 31, 2016	December 31, 2017
Remove the Company’s costs (including $815k for 1 month Odeon Q4-16)	$(46,353)	$(33,840)
Remove Odeon’s costs	(13,971)	(3,429)
Remove Carmike’s costs	(49,968)	—
Remove Nordic’s costs	(96)	(4,379)

(c)Adjustment to record tax benefit in U.S. tax jurisdictions for the Company at the Company’s effective income tax rate of 39%. Income and expenses recorded historically by Odeon were not significantly tax effected in foreign jurisdictions as a result of available unrecorded deferred tax assets including net operating loss carryforwards. As a result pro forma adjustments do not result in significant amounts of additional income tax expense or benefit in these foreign jurisdictions.

	Year Ended	Year Ended
	December 31, 2016	December 31, 2017
Record tax effect in U.S. tax jurisdiction	$(17,269)	$9,760

(d)Adjustment to Odeon expenses as a result of fair value.

	Year Ended	Year Ended
	December 31, 2016	December 31, 2017
Rent (1)	$9,101	$—
Depreciation and amortization	35,035	—
Eliminate non-recurring direct incremental costs of the Odeon acquisition for share-based compensation expense related to the Junior LTIP	(1,144)	—
Eliminate deferred gain amortization	2,821	—
Interest Expense for capital and financing lease obligations primarily due to a lower incremental borrowing rate upon re-measurement	(9,284)	—
(1) Detail of Odeon rent adjustments above:
Unfavorable lease amortization	(3,416)	—
Incremental financing lease obligation ground rent	2,631	—
Eliminate deferred rent credit from landlord incentives	8,554	—
Straight line rent expense	1,332	—
Total	$9,101	$—

Adjustments to Carmike revenues and expenses as a result of adjustments to fair value.

	Year Ended	Year Ended
	December 31, 2016	December 31, 2017
Revenues from Screenvision deferred revenues	$(1,167)	$—
Straight line rent expense	3,835	—
Unfavorable lease amortization	(4,880)	—
Depreciation and amortization	33,461	—
Remove Carmike historical interest expense	(48,838)	—
Interest expense on capital and financing lease obligations reflecting a lower incremental borrowing rate upon re-measurement	11,320	—
Interest expense on 6.0% Senior Secured Notes due 2023	12,016	—

Adjustments to Nordic revenues and expenses as a result of adjustments to fair value.

	Year Ended	Year Ended
	December 31, 2016	December 31, 2017
Revenues related to breakage income (adjustments are components of Other Revenues)	$(11,709)	$32
Straight line rent expense	550	39
Unfavorable lease amortization	(2,780)	(652)
Depreciation and amortization	9,288	2,107
Remove Nordic historical interest expense	(33,159)	(14,886)
Remove Nordic historical investment income	(8,851)	116
Interest expense on $475 million 6.125% Senior Subordinated Notes due 2027	30,508	6,441
Interest expense on £250 million 6.375% Senior Subordinated Notes due 2024	20,879	4,032
Income tax adjustment related to Nordic adjustments	(10,219)	(2,928)

(e)Adjustment Relating to Department of Justice Proposed Divestitures

Adjustments to remove Carmike and AMC historical revenues and expenses for theatres in markets that must be divested in connection with the Department of Justice proposed final judgement whereby we expect to sell certain of our theatres and certain Carmike theatres are reflected in the pro forma financial statements as those planned disposals are identifiable and factually supportable at this time. We believe that the reasonably possible effects on the financial statements for the divestitures are as follows ($ in thousands):

	Year Ended	Year Ended
AMC Theatres	December 31, 2016	December 31, 2017
Revenues	$(23,583)	$(6,782)
Cost of operations	(14,922)	(965)
Rent	(4,451)	(1,080)
Depreciation and amortization	(2,487)	(226)

Admissions	$14,003	$4,007
Food & beverage	8,902	2,526
Other	678	249
Total revenues (1)	$23,583	$6,782

Film exhibition costs	$7,473	$2,168
Food & beverage costs	1,047	309
Operating expense	6,402	(1,512)
Cost of operations (2)	$14,922	$965

Carmike Theatres
Revenues	$(35,647)	$(8,760)
Cost of operations	(24,130)	(6,487)
Rent	(6,696)	(1,503)
Depreciation and amortization	(1,495)	(349)
Interest expense	(656)	(48)

Admissions	$20,898	$5,155
Food & beverage	13,738	3,469
Other	1,011	136
Total revenues (3)	$35,647	$8,760

Film exhibition costs	$11,653	$2,797
Food & beverage costs	2,037	592
Operating expense	10,440	3,098
Cost of operations (4)	$24,130	$6,487

(f)Adjustment to remove revenues and expenses included in the AMC historical period from the date of the Nordic Acquisition on March 28, 2017 through March 31, 2017.

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